EXHIBIT 99.1
MARTHA STEWART LIVING OMNIMEDIA, INC.
ANNOUNCES SECOND QUARTER 2007 REVENUE UP 7.7%
Advertising Revenue in the Publishing Group Grew 23%;
Merchandising Initiatives on Track for Strong Second Half 2007
NEW YORK, New York, August 1, 2007 – Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) today announced its results for the second quarter, showing revenue up 7.7% to $73.4 million, including 23.1% growth in ad revenue for the company’s Publishing segment. Excluding non-recurring items, the loss was $(0.09) in the current period compared to a $(0.07) loss in the prior year period.
President and Chief Executive Officer Susan Lyne said: “In the second quarter of 2007, we continued to deliver solid, near-term gains and made strategic adjustments to accelerate the company’s long-term expansion. We’re on track to return to profitability this year and foresee a strong second half. Advertising sales are thriving and our Martha Stewart Collection exclusively at Macy’s is currently rolling into stores. To improve our long-term adjusted EBITDA performance, we are reallocating some of our investment in Publishing to Internet.
“Advertising revenue is growing across our business segments. Publishing was particularly strong with a 23% increase; advertising revenue growth exceeded page growth, a significant trend that continues from previous quarters. We also struck an agreement to publish 10 books over the next five years with Clarkson Potter/Publishers, a deal that is already contributing to our financial performance.
“Our Merchandising initiatives are all moving along well. In the second quarter, we launched our Martha Stewart Crafts line at more than 900 Michaels arts and crafts stores and on marthastewartcrafts.com. The initial performance of the line has been solid, and we will be broadening our distribution to independent retailers this fall.

“We recruited Wenda Harris Millard, former Chief Sales Officer of Yahoo! and a founder of DoubleClick, to leverage our media assets in the newly created position of President, Media. We now have in place the right people and the right strategy to achieve our near and long-term objectives.”
Second Quarter 2007 Summary
Revenues rose 7.7% to $73.4 million, compared to $68.2 million for the second quarter of 2006. The second-quarter results benefited from ad revenue growth and the Clarkson Potter deal.
Operating loss for the second quarter was $(7.8) million, compared to $(1.8) million for the second quarter of 2006, due to previously discussed investments in the Internet and Merchandising segments and a decline in sales at Kmart. The Merchandising group is now fully staffed in advance of new product launches in the second half. The results for the current period include $2.2 million ($0.04) of non-recurring separation costs (cash and non-cash equity compensation); the prior year included a one-time newsstand expense reduction adjustment of $3.2 million ($0.06 per share) related to the settlement of certain newsstand-related fees. Excluding these items, operating loss would have been a loss of $(5.5) million compared to a loss of $(5.0) million in the prior year period.
Adjusted EBITDA loss for the second quarter of 2007 was a loss of $(0.8) million, including non-recurring cash separation costs of $1.3 million. This compares to adjusted EBITDA of $3.2 million in the prior year period. Excluding $1.3 million of non-recurring cash employee separation costs in the current period and the $3.2 million reduction in newsstand-related fees in the prior year period, adjusted EBITDA would have been $0.6 million in the current period compared to breakeven in the prior year period.
Loss per share from continuing operations was $(0.13) for the second quarter of 2007, compared to $(0.01) for the second quarter of 2006. Excluding non-recurring items, the loss was $(0.09) in the current period compared to a $(0.07) loss in the prior year period.

Second Quarter 2007 Results by Segment
Publishing
Revenues in the second quarter of 2007 rose 16% to $47.5 million from $40.9 million, driven by ongoing growth in advertising revenue due to a greater number of ad pages at higher rates. Pages increased 12% at Martha Stewart Living and 22% at Everyday Food, while total ad revenue rose 23% in the quarter. The Clarkson Potter agreement also contributed to results for the quarter.
Operating income was $5.1 million for the second quarter of 2007, compared to $6.1 million in the second quarter of 2006.
Adjusted EBITDA was $6.8 million, compared to an adjusted EBITDA of $6.9 million in the second quarter of 2006. The results for the current period included $1.0 million of non-recurring cash separation costs for a senior executive. The prior year included a one-time newsstand expense reduction adjustment of $3.2 million related to the settlement of certain newsstand-related fees. Excluding these items, adjusted EBITDA would have been $7.8 million in the current period and $3.7 million in the prior year period, an increase of $4.1 million. This increase is driven by growth in ad pages and rates in Living, Everyday Food and a new book deal with Clarkson Potter. The current period included an investment of $2.0 million in Blueprint magazine.
Highlights
•	Publishing remains a key growth category. Advertising revenue rose 23.1% to $27.8 million. Ad revenue growth continues to exceed page growth, a strong and consistent trend from last year that is continuing through 2007. The March, June, August and September issues of Living, the company’s flagship magazine, are the largest issues for those months since 2002.

•	The company announced an agreement with Clarkson Potter/Publishers to publish 10 books over a five-year period, beginning this fall with Martha Stewart Living Cookbook Volume I: The Original Classics and Martha Stewart Living Cookbook Volume II: The New Classics. This important deal helps MSO achieve near- and long-term margin objectives. The leading lifestyle and cookbook publisher, Clarkson Potter has been publishing best-selling Martha Stewart books since Entertaining in 1982.
Merchandising
Revenues were $10.4 million for the second quarter of 2007, as compared to $10.9 million in the prior year’s second quarter. The current quarter included revenue from new partnerships, including the Martha Stewart Crafts line at Michaels and on marthastewartcrafts.com, the Martha Stewart Colors paint palette at Lowe’s, and the Martha Stewart Rugs program with Safavieh. The increases were offset by declining sales of Martha Stewart Everyday product at Kmart.
Operating income was $3.5 million for the second quarter of 2007, compared to $5.1 million in the second quarter of 2006. The reduction in operating income was due largely to the decline in sales of product at Kmart and an anticipated investment in staff. The company is now fully staffed for second-half launches.
Adjusted EBITDA was $3.9 million for the second quarter of 2007, compared to $5.6 million in the prior year’s second quarter.
Highlights
•	The company launched its introductory Martha Stewart Crafts line of paper-based crafting and storage products on May 1, which is delivering solid results. The line, which features more than 650 SKUs, is available exclusively in more than 900 Michaels arts and crafts stores in the United States and Canada and on marthastewartcrafts.com. The line will be rolling out to independent craft retailers this fall, and more broadly in 2008.

•	The Martha Stewart Collection exclusively at Macy’s is rolling into stores and will officially launch with an extensive marketing campaign on September 10. The line encompasses a broad range of home goods—including bed and bath textiles, housewares, casual dinnerware, flatware and glassware, cookware, holiday decorating, and tree-trimming items.

•	The company continues to expand its home decorating portfolio with the launch of Martha Stewart Floor Designs™ with FLOR™ on July 15, followed by Martha Stewart Rugs, and the portable lighting component of the Martha Stewart Lighting line in fall 2007. The rugs and lighting products will be available at Macy’s, as well as at independent retailers. The carpet tiles are available online at flor.com.
Internet
Revenues rose 12% year-over-year to $5.2 million in the second quarter of 2007 from $4.6 million in the second quarter of 2006, driven by 17% growth in ad revenue.
Operating loss was $(2.1) million in the second quarter of 2007, compared with breakeven in the second quarter of 2006. Increased revenue was more than offset by higher expenses associated with the new platform, including higher technology and staffing costs.
Adjusted EBITDA loss was $(1.7) million in the second quarter of 2007, compared to adjusted EBITDA income of $0.1 million in the second quarter of 2006.

Highlights
•	Traffic on the new website increased modestly, from 36.5 million page views/month in prior year to 38.0 million page views/month this quarter. To ramp traffic, the company is focusing on two key initiatives: significantly increasing the amount of content on the site; and focusing on search engine optimization.

•	One of the priorities is to reset the development road map to take advantage of the company’s assets—brand awareness, unique content and engaged consumer base—to build a significant digital business.
Broadcasting
Revenues in the second quarter of 2007 were $10.4 million, down from $11.8 million in the second quarter of 2006. The prior year’s quarter included revenue from the cable distribution of the show. The conclusion of a cable agreement along with the erosion of the daytime television audience were partially offset by high-margin product integration revenue.
Operating loss was $(0.9) million for the second quarter of 2007, compared to operating income of $0.4 million in the second quarter of 2006. Results included a $0.9 million ($0.02 per share) non-cash compensation expense associated with the amortization of the last tranche of a warrant granted in connection with the production of a syndicated TV program.
Adjusted EBITDA was $1.1 million for the second quarter of 2007, compared to $1.2 million in the prior year’s second quarter. The decline in revenue was partially offset by an increase in high-margin product integrations which, combined with cost controls, allowed the segment to deliver approximately flat adjusted EBITDA.

Highlights
•	The second season of The Martha Stewart Show wrapped in June and preparations are underway for the third season, which begins in September and will be broadcast in more than 95 percent of the United States.

•	The company announced a distribution deal with the DIY Network for a new half-hour series. The Martha Stewart Crafts TV show is a “best of” compilation of “how-to” segments about scrapbooking, handmade gifts, paper cards, decoupage, glittering, framing, rubber-stamping and more. Set to premiere on Thanksgiving Day, the initial 39 episodes will be culled from MSO’s original lifestyles series, Martha Stewart Living.
Corporate Expenses
Corporate expenses, including depreciation and amortization and non-cash equity compensation were $(13.3) million, compared to $(13.4) million in the prior year’s quarter. Adjusted EBITDA was a loss of $(10.9) in the current period, compared to a loss of $(10.7) million in the prior year period. The current period includes $0.4 million of cash and $0.4 of non-cash separation costs related to the departure of a corporate employee. Excluding the current period cost, adjusted EBITDA would have been $(10.5) in the current period, compared to $(10.7) million in the prior year period.
Trends and Outlook
Howard Hochhauser, Chief Financial Officer, commented: “We are well-positioned at the close of the second quarter, and highly encouraged that ad revenue growth across our media business segments continues to be strong.
“We have returned to growth armed with a strong balance sheet, and are actively evaluating how best to deploy our capital. To this end, we anticipate moving certain spending from Publishing to Internet. Our financial strength, marked by our substantial free cash flow-generating characteristic and our strong balance sheet, gives us the flexibility to execute on our strategy.

“As we look ahead to the coming quarters, we are maintaining our full-year revenue guidance in the range of $330.0 — $340.0 million, operating income guidance in the range of $9.5 — $12.5 million and adjusted EBITDA guidance in the range of $34.0 — $37.0 million.
“For the third quarter of 2007, we are expecting revenue in the range of $68.0 — $70.5 million, operating loss in the range of $(7.5) — $(8.5) million and adjusted EBITDA loss in the range of $(2.5) — $(3.5) million, including an investment of $2.0 million in Blueprint magazine.”
Use of Non-GAAP Financial Information
In addition to using net income to assess the organization’s overall financial health, Company management uses net income before interest, taxes, depreciation, amortization and non-cash equity compensation (“adjusted EBITDA”), a non-GAAP financial measure, to evaluate the performance of our businesses on a real-time basis. Adjusted EBITDA is considered an important indicator of operational strength, is a direct component of the Company’s annual compensation program, and is a significant factor in helping our management determine how to allocate resources and capital. Adjusted EBITDA is used in addition to and in conjunction with results presented in accordance with GAAP. Management considers adjusted EBITDA to be a critical measure of operational health because it captures all of the revenue and ongoing operating expenses of our businesses without the influence of (i) interest charges, which result from our capital structure, not our ongoing business efforts, (ii) taxes, which relate to the overall organizational financial return, not that of any one business, (iii) the capital expenditure costs associated with depreciation and amortization, which are a function of historical decisions on infrastructure and capacity, and (iv) the cost of non-cash equity compensation which, as a function of our stock price, can be highly variable, is not necessarily an indicator of current operating performance for any individual business unit, and is amortized over the appropriate period.

Adjusted EBITDA provides a means to directly evaluate the ability of our business operations to generate returns on a real-time basis. We provide disclosure of adjusted EBITDA because we believe it is useful for investors to have means to assess our performance as we do. While adjusted EBITDA is a customized non-GAAP measure, it also provides a means to analyze, value and compare our operating capabilities to those of companies with whom we compete, many of which have different compensation plans, depreciation and amortization costs, capital structures and tax burdens. But please note that our non-GAAP results may differ from similar measures used by other companies, even if similar terms are used to identify such measures.
A limitation of adjusted EBITDA is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues for our overall organization. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. Management also evaluates the cost of capitalized tangible and intangible assets by analyzing returns provided on the capital dollars deployed. A further limitation of adjusted EBITDA is that it does not include stock compensation expense related to our workforce. Adjusted EBITDA should be considered in addition to, and not as a substitute for, net income or other measures of financial performance reported in accordance with GAAP.
Martha Stewart Living Omnimedia, Inc. (MSLO) is a leading provider of original “how-to” information, inspiring and engaging consumers with unique lifestyle content and high-quality products. MSLO is organized into four business segments: Publishing, Broadcasting, Merchandising, and Internet. Martha Stewart Living Omnimedia, Inc. is listed on the New York Stock Exchange under the ticker symbol MSO.
The Company will host a conference call with analysts and investors on August 1st, at 10:00 a.m. ET that will be broadcast live over the Internet at www.marthastewart.com/ir.
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We have included in this press release certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements can be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “potential” or “continue” or the negative of these terms or other comparable terminology. The Company’s actual results may differ materially from those projected in these statements, and factors that could cause such differences include: adverse reactions to publicity relating to Martha Stewart by consumers, advertisers and business partners; downturns in national and/or local economies; shifts in our business strategies; a loss of the services of Ms. Stewart; a loss of the services of other key personnel; a softening of the domestic advertising market; changes in consumer reading, purchasing and/or television viewing patterns; unanticipated increases in paper, postage or printing costs; operational or financial problems at any of our contractual business partners; the receptivity of consumers to our new product introductions; and changes in government regulations affecting the Company’s industries. Certain of these and other factors are discussed in more detail in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, especially under the heading “Risk Factors”, which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov. The Company is under no obligation to update any forward-looking statements after the date of this release.
CONTACT: Investors – Howard Hochhauser, Chief Financial Officer, of Martha Stewart Living Omnimedia, Inc., 212-827-8530; Media – Diana Pearson, SVP, Corporate Communications and Media Relations, of Martha Stewart Living Omnimedia, Inc., 212-827-8915.

Martha Stewart Living Omnimedia, Inc.
Consolidated Statements of Operations
Three Months Ended, June 30,
(unaudited, in thousands, except per share amounts)

	2007	2006	% change
REVENUES

Publishing	$47,478	$40,888	16.1%
Merchandising	10,352	10,891	-4.9%
Internet	5,183	4,634	11.8%
Broadcasting	10,433	11,757	-11.3%

Total revenues	73,446	68,170	7.7%

OPERATING COSTS AND EXPENSES

Production, distribution and editorial	38,881	35,498	-9.5%
Selling and promotion	22,172	14,787	-49.9%
General and administrative	17,920	17,447	-2.7%
Depreciation and amortization	2,263	2,236	-1.2%

Total operating costs and expenses	81,236	69,968	-16.1%

OPERATING LOSS	(7,790)	(1,798)	nm

Interest income, net	775	1,356	-42.8%
Legal settlement	432	—	nm

LOSS BEFORE INCOME TAXES	(6,583)	(442)	nm

Income tax provision	(154)	(229)	nm

LOSS FROM CONTINUING OPERATIONS BEFORE LOSS
FROM DISCONTINUED OPERATIONS	(6,737)	(671)	nm

Loss from discontinued operations	—	(499)	nm

NET LOSS	$(6,737)	$(1,170)	nm

LOSS PER SHARE – BASIC AND DILUTED
Loss from continuing operations	$(0.13)	$(0.01)
Loss from discontinued operations	(0.00)	(0.01)

Net loss	$(0.13)	$(0.02)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and Diluted	52,386	51,176

Martha Stewart Living Omnimedia, Inc.
Consolidated Statements of Operations
Six Months Ended June 30,
(unaudited, in thousands, except per share amounts)

	2007	2006	% change
REVENUES
Publishing	$88,096	$77,176	14.1%
Merchandising	23,952	22,418	6.8%
Internet	8,713	7,582	14.9%
Broadcasting	19,389	23,077	-16.0%

Total revenues	140,150	130,253	7.6%

OPERATING COSTS AND EXPENSES

Production, distribution and editorial	78,609	68,247	-15.2%
Selling and promotion	42,403	31,781	-33.4%
General and administrative	35,239	35,269	0.1%
Depreciation and amortization	4,241	4,444	4.6%

Total operating costs and expenses	160,492	139,741	-14.8%

OPERATING LOSS	(20,342)	(9,488)	nm

Interest income, net	1,547	2,402	-35.6%
Legal settlement	432	—	nm

LOSS BEFORE INCOME TAXES	(18,363)	(7,086)	nm

Income tax provision	(243)	(296)	nm

LOSS FROM CONTINUING OPERATIONS BEFORE LOSS FROM DISCONTINUED OPERATIONS	(18,606)	(7,382)	nm

Loss from discontinued operations	—	(622)	nm

NET LOSS	$(18,606)	$(8,004)	nm

LOSS PER SHARE – BASIC AND DILUTED
Loss from continuing operations	$(0.36)	$(0.14)
Loss from discontinued operations	—	(0.01)

Net loss	$(0.36)	$(0.16)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and Diluted	52,382	51,192

Martha Stewart Living Omnimedia, Inc.
Consolidated Balance Sheets
(in thousands, except per share amounts)

	June 30,	December 31,
	2007	2006
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$36,571	$28,528
Short-term investments	45,304	35,321
Accounts receivable, net	45,007	70,319
Inventories, net	5,114	4,448
Deferred television production costs	4,844	4,609
Income taxes receivable	482	482
Other current assets	2,592	3,857

Total current assets	139,914	147,564

PROPERTY, PLANT AND EQUIPMENT, net	18,055	19,616
INTANGIBLE ASSETS, net	53,605	53,605
OTHER NONCURRENT ASSETS	8,401	7,262

Total assets	$219,975	$228,047

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$23,702	$28,053
Accrued payroll and related costs	13,882	13,646
Income taxes payable	1,946	1,011
Current portion of deferred subscription income	26,687	28,884
Current portion of deferred royalty revenue	7,245	3,159

Total current liabilities	73,462	74,753

DEFERRED SUBSCRIPTION REVENUE	9,124	10,032
DEFERRED REVENUE	13,163	9,845
OTHER NONCURRENT LIABILITIES	2,244	2,460

Total liabilities	97,993	97,090

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Class A common stock, $0.01 par value, 350,000 shares authorized: 26,608 and 26,109 shares issued in 2007 and 2006, respectively	266	261
Class B common stock, $0.01 par value, 150,000 shares authorized: 26,722 and 26,791 shares outstanding in 2007 and 2006, respectively	268	268
Capital in excess of par value	267,479	257,014
Accumulated deficit	(145,256)	(125,811)

	122,757	131,732

Less class A treasury stock – 59 shares at cost	(775)	(775)

Total shareholders’ equity	121,982	130,957

Total liabilities and shareholders’ equity	$219,975	$228,047

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Three Months Ended June 30,
(unaudited, in thousands)
     The following table presents segment and consolidated financial information, including a reconciliation of operating income/(loss), a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to operating income, depreciation and amortization and non-cash equity compensation are added back to operating income/(loss).

	2007	2006
ADJUSTED EBITDA
Publishing	$6,779	$6,905
Merchandising	3,902	5,610
Internet	(1,705)	110
Broadcasting	1,126	1,238

Adjusted EBITDA before Corporate Expenses	10,102	13,863
Corporate Expenses	(10,889)	(10,690)

Adjusted EBITDA	(787)	3,173

NON-CASH EQUITY COMPENSATION
Publishing	1,434	708
Merchandising	355	238
Internet	90	36
Broadcasting	1,160	59
Corporate Expenses	1,701	1,694

Total Non-Cash Equity Compensation	4,740	2,735

DEPRECIATION AND AMORTIZATION
Publishing	295	135
Merchandising	97	254
Internet	349	68
Broadcasting	837	755
Corporate Expenses	685	1,024

Total Depreciation and Amortization	2,263	2,236

OPERATING INCOME (LOSS)
Publishing	5,050	6,062
Merchandising	3,450	5,118
Internet	(2,144)	6
Broadcasting	(871)	424

Operating Income before Corporate Expenses	5,485	11,610
Corporate Expenses	(13,275)	(13,408)

Total Operating Loss	(7,790)	(1,798)

Interest income, net	775	1,356
Legal settlement	432	—

LOSS BEFORE INCOME TAXES	(6,583)	(442)

Income tax provision	(154)	(229)
LOSS FROM CONTINUING OPERATIONS BEFORE LOSS FROM DISCONTINUED OPERATIONS	(6,737)	(671)

Loss from discontinued operations	—	(499)

NET LOSS	$(6,737)	$(1,170)

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Six Months Ended June 30,
(unaudited, in thousands)
     The following table presents segment and consolidated financial information, including a reconciliation of operating income/(loss), a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to operating income, depreciation and amortization and non-cash equity compensation are added back to operating income/(loss).

	2007	2006
ADJUSTED EBITDA
Publishing	$9,157	$7,746
Merchandising	11,134	12,334
Internet	(3,978)	159
Broadcasting	1,776	1,886

Adjusted EBITDA before Corporate Expenses	18,089	22,125
Corporate Expenses	(21,318)	(21,462)

Adjusted EBITDA	(3,229)	663

NON-CASH EQUITY COMPENSATION
Publishing	2,219	1,418
Merchandising	715	515
Internet	164	53
Broadcasting	7,046	279
Corporate Expenses	2,728	3,442

Total Non-Cash Equity Compensation	12,872	5,707

DEPRECIATION AND AMORTIZATION
Publishing	588	319
Merchandising	193	508
Internet	505	103
Broadcasting	1,699	1,500
Corporate Expenses	1,256	2,014

Total Depreciation and Amortization	4,241	4,444

OPERATING INCOME (LOSS)
Publishing	6,350	6,009
Merchandising	10,226	11,311
Internet	(4,647)	3
Broadcasting	(6,969)	107

Operating Income before Corporate Expenses	4,960	17,430
Corporate Expenses	(25,302)	(26,918)

Total Operating Loss	(20,342)	(9,488)
Interest income, net	1,547	2,402
Legal settlement	432	—

LOSS BEFORE INCOME TAXES	(18,363)	(7,086)

Income tax provision	(243)	(296)

LOSS FROM CONTINUING OPERATIONS BEFORE LOSS FROM DISCONTINUED OPERATIONS	(18,606)	(7,382)
Loss from discontinued operations	—	(622)

NET LOSS	$(18,606)	$(8,004)

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Guidance Reconciliation
(in millions)
     The following table presents segment and consolidated financial information, including a reconciliation of operating income/(loss), a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to operating income, depreciation and amortization and non-cash equity compensation are added back to operating income/(loss).
Third Quarter Guidance Reconciliation

	Guidance Range
Adjusted EBITDA	$(3.5)	–	$(2.5)
Depreciation and Amortization	(1.5)		(1.5)
Non-Cash Equity Compensation	(3.5)		(3.5)

Operating Loss	(8.5)	–	(7.5)

Interest Income	1.0		1.0

Pre-tax Loss	(7.5)	–	(6.5)

Income Taxes	—		—

Net Loss	(7.5)	–	(6.5)

Loss Per Share	$(0.14)	–	$(0.13)

Avg. Diluted Shares Outstanding	52.0		52.0
Full Year 2007 Guidance Reconciliation

	Guidance Range
Adjusted EBITDA	$34.0	–	$37.0
Depreciation and Amortization	(6.5)		(6.5)
Non-Cash Equity Compensation	(18.0)		(18.0)

Operating Income	9.5	–	12.5

Interest Income	4.0		4.0

Pre-tax Income	13.5	–	16.5

Income Taxes	—		—

Net Income	13.5	–	16.5

Earnings Per Share	$0.26	–	$0.32

Avg. Diluted Shares Outstanding	52.0		52.0